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                                                                   EXHIBIT 10.10

                              CONSULTING AGREEMENT

          WHEREAS, effective as of June 1, 1998, SONTRA MEDICAL, INC. (formerly "Newcorp Medical, Inc."), a corporation organized under the laws of the State of Delaware and having its principal office at 21 Erie Street, Suite 22, Cambridge, Massachusetts 02139 (hereinafter referred to as "Sontra"), and Dr. Robert S. Langer, residing at 77 Lombard Street, Newton, Massachusetts 02158 ("Consultant") desire to enter into this Consulting Agreement;

          NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Sontra and Consultant hereby agree to such Consulting Agreement, effective as of June 1, 1998, so that it reads in its entirety as follows:

          Sontra desires to engage Consultant to perform consulting services for Sontra and Consultant desires to perform such services, on the terms and conditions hereinafter set forth.

                 Term

          Sontra agrees to retain Consultant, and Consultant agrees to serve, on the terms and conditions of this Agreement for a period commencing on the effective date of the License Agreement (the "License Agreement") between Sontra and Massachusetts Institute of Technology ("M.I.T.") (the "Effective Date") and ending December 1, 1999, subject to earlier termination as provided herein. The period during which consultant is engaged hereunder is hereafter referred to as the "Consulting Period." This Agreement may be renewed by mutual consent of both parties.

          2.     Duties

          Consultant is hereby engaged to act as a consultant to Sontra to render scientific advice and counsel to Sontra in the "Consulting Field," herein defined as all applications in ultrasound enhanced diagnostics and transdermal drug delivery, as such definition may be modified

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          from time to time pursuant to the provisions of Section 6. Consultant agrees to lead all projects relating thereto. In connection with rendering such services, Consultant shall:

          (a) report to officers, employees and agents of Sontra and other persons or groups at mutually agreeable times and as reasonably requested by Sontra from time to time; interface on behalf of Sontra with the scientific community, peers, Institutional Review Boards, the medical and business communities and other persons or groups at mutually agreeable times and as reasonably requested by Sontra time to time;

          (c)    consult with Sontra employees at mutually agreeable times;

          (d) participate as a member of Sontra's Board of Scientific Advisors, if any, at mutually agreeable times and as may be requested by Sontra, at no additional compensation to that set forth in Section 3 herein; and engage in such other scientific undertakings at mutually agreeable times and as Consultant and Sontra may agree upon during the Consulting Period.

          Consultant shall devote such time and energies as are reasonably necessary to fulfill his obligations hereunder. Sontra and Consultant shall both make good faith attempts to schedule any consulting services so as not to interfere unreasonably with Consultant's other activities. It is understood that Consultant shall be an independent contractor who may be engaged in other employment or who shall render other consulting services during the period of this Consulting Agreement, subject to the limitations of Section 6 hereof.

          3.     Compensation

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          As compensation for his services hereunder, Sontra shall pay
Consultant a consulting fee, which during the first year of the Consulting Period shall be at the annual rate of $120,000, and thereafter at a rate as shall be agreed between the parties hereto, payable in monthly installments on the last day of each month of each year (commencing June 1, 1998). The payment of the consulting fee shall be deferred and shall not be paid until the earlier of (i) a determination by Sontra, in the exercise of its sole discretion, that there are sufficient Sontra cash resources to make all or any part of such payment on an equal and ratable basis to all consultants of Sontra whose consulting fees are then being similarly deferred; and (ii) the dissolution and termination of Sontra. Consultant acknowledges that as an independent contractor he is not entitled to participate in or receive any benefit or right offered to employees of Sontra under any employee benefit plan, including, without limitation, medical and health insurance. Consultant acknowledges that Sontra will not withhold taxes on any amounts paid to him hereunder and that Consultant is responsible for all income taxes, social security taxes, employment taxes, unemployment taxes and insurance, and other similar payments.

          4.     Expenses

          Consultant shall be entitled to reimbursement for all reasonable travel and other out-of-pocket expenses necessarily incurred in the performance of his duties hereunder, upon submission and approval (not to be unreasonably withheld) of written statements and bills in accordance with the then regular procedures of Sontra.

          5.     Representations and Warranties of Consultant

          Consultant represents and warrants to Sontra that, to the best of his knowledge, Consultant is under no contractual or other restriction or obligation that is inconsistent with the

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execution of this Agreement, the performance of his duties hereunder, or the other rights of Sontra hereunder. Consultant represents and warrants that he will work in good faith to carry out his consulting duties.

          6.     Noncompetition

          (a) During the term of this Agreement and for a period of one year commencing on the expiration of this Agreement (the "Noncompetition Period"), Consultant agrees that he will not perform consulting or research services for, or accept employment with, or acquire (or negotiate with respect to the acquisition of) control of any entity located anywhere in the world which engages, proposes to engage, or could be deemed to be engaged in any manner in the Consulting Field. Consultant represents and warrants to Sontra that listed on Appendix A hereto are the only activities of the type specified in the first sentence of this Section 6(a) currently engaged in by Consultant. Sontra agrees that for purposes of this Agreement the activities listed on Appendix A hereto do not fall within the Consulting Field. If, during the Noncompetition Period, Consultant desires to perform consulting or research services for, or accept employment with, or acquire (or negotiate with respect to the acquisition of) control of any entity located anywhere in the world which engages, proposes to engage, or could be deemed to be engaged in any manner in the Consulting Field, and any such activity is not then listed on Appendix A, then Consultant must propose, in writing, an amendment to Appendix A disclosing the proposed activity (the "Proposed Amendment").

          (b) If an activity disclosed in a Proposed Amendment relates to patents, patent applications, inventions, technological innovations, copyrights, copyrightable works, developments, discoveries, designs, processes, formulas, know-how, data or analysis, whether patentable or not (the "Unlicensed Technology"), which, as a result of Consultant's pre-existing and on-going obligations

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to M.I.T., are then owned by M.I.T., then Consultant shall cooperate fully with
Sontra in Sontra's efforts to license such Unlicensed Technology. If Sontra obtains a license to such Unlicensed Technology within 120 days following the delivery of the Proposed Amendment, Consultant hereby agrees that the Unlicensed Technology shall be within the meaning of the Consulting Field for all purposes of this Agreement, and Consultant shall not be entitled to engage in such activity during the Noncompetition Period for any person or entity other than Sontra. If Sontra does not obtain a license to such Unlicensed Technology within such period (either because Sontra does not attempt to obtain such a license or because Sontra is unable to negotiate successfully to obtain such a license), and the failure to obtain a license is not the result of action taken or failed to be taken by Consultant, then Sontra hereby agrees that the Unlicensed Technology shall not be within the meaning of Consulting Field for all purposes of this Agreement, and agrees to an amendment to Appendix A to such effect.

          (c) If the activity disclosed in a Proposed Amendment does not relate to Unlicensed Technology which, as a result of Consultant's pre-existing and on-going obligations to M.I.T., are then owned by M.I.T., and if Sontra does not agree within 30 days following delivery of the Proposed Amendment that the proposed new activity falls outside the Consulting Field, and therefore does not agree to the Proposed Amendment, then Consultant shall not be entitled to engage in such activity during the Noncompetition Period for any person or entity other than Sontra.

          (d) Anything in Sections 6(b) or 6(c) to the contrary notwithstanding, however, if Consultant disagrees with Sontra's determination that, as provided in Section 6(b), Sontra's inability to license the Unlicensed Technology is a result of action taken or failed to be taken by Consultant or, as provided in Section 6(c), the proposed activity falls inside the Consulting Field

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then, at Consultant's election, such dispute shall be settled by binding arbitration in Cambridge, Massachusetts. In the arbitration proceeding, Consultant shall select one arbitrator, Sontra shall select one arbitrator, and the two arbitrators so selected shall select a third arbitrator. The decision of a majority of the arbitrators shall be binding on Consultant and Sontra. Should one party fail to select an arbitrator within five days after notice of the appointment of an arbitrator by the other party, or should the two arbitrators selected by Consultant and Sontra fail to select an arbitrator within ten days after the date of the appointment of the last of such two arbitrators, any person sitting as a Judge of the United States District Court for the Federal District of Massachusetts in which the City of Cambridge is then situated, upon application of Consultant or Sontra, shall appoint an arbitrator to fill such space with the same force and effect as though such arbitrator had been appointed in accordance with the second preceding sentence. Any arbitration proceeding pursuant to this Section 6(a) shall be conducted in accordance with the rules of the American Arbitration Association. Judgment may be entered on the arbitrators' award in any court having jurisdiction.

          (e) For a period of six months following the termination of this Agreement, Consultant will not solicit, entice, persuade or induce any individual who is then, or has been within the six-month period preceding termination of this Agreement, an employee or consultant of Sontra or any of its affiliates to terminate his or her employment with Sontra or any of its affiliates or to become employed by or enter into contractual relations with any other individual or entity, and the Consultant shall not approach any such employee or consultant for any such purpose or authorize or knowingly approve the taking of any such actions by any other individual or entity. The term "affiliate" shall mean any person or entity that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, Sontra.

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          (f)    Because a breach of the provisions of this Section 6 could not adequately be compensated by money damages, Sontra shall be entitled, in the event of an actual breach of this Agreement, in addition to any other right and remedy available to it, to an injunction restraining such actual breach. Consultant agrees that the provisions of this Section 6 are necessary and reasonable to protect Sontra in the conduct of its business. If any restriction contained in this Section 6 shall be deemed to be invalid, illegal, or unenforceable by reason of the extent, duration, or geographical scope thereof, or otherwise, then the court making such determination shall have the right to reduce such extent, duration, geographical scope, or other provisions hereof, and in its reduced form such restriction shall then be enforceable in the manner contemplated hereby. Any restrictions on Consultant contained in this Section 6 shall not apply if this Agreement is terminated pursuant to Section 9 as a result of a breach by Sontra of a material term of the Agreement.

          7.     Patents, etc.

          Sontra shall own all rights and title to any interest in patents, patent applications, inventions, technological innovations, copyrights, copyrightable works, developments, discoveries, designs, processes, formulas, know-how, data and analysis, whether patentable or not, which Consultant conceives or develops during the time in which he is rendering consulting services to Sontra under this Agreement both (a) in connection with Consultant's services pursuant to Section 2 herein, utilizing the time, material, facilities, or information of Sontra, and (b) relating to a field in which Sontra may (i) be engaged or (ii) contemplates (as demonstrated by the records of Sontra) being engaged or conceived of or developed ("Inventions"), As soon as Consultant owns, conceives of, or develops any Invention as described herein, he agrees immediately to communicate such fact in writing to Sontra, and without further compensation, forthwith upon request of Sontra, Consultant

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shall execute all such assignments and other documents (including applications for patents, copyrights, trademarks, and assignments thereof) and take all such other action as Sontra may reasonably request in order (a) to vest in Sontra all Consultant's rights, title, and interest in and to Inventions, free and clear of liens, mortgages, security interests, pledges, charges, and encumbrances arising from the acts of Consultant ("Liens") (Consultant to take such actions, at his expense, as are necessary to remove all such Liens), and (b) if patentable or copyrightable, to obtain patents or copyrights (including extensions and renewals) thereof at Sontra's expense in any and all countries in such name as Sontra shall determine.

          8.     Confidential Information

          (a) All confidential or proprietary information concerning the conduct, affairs, products, Inventions, plans, employees or other aspects of Sontra's business, prospects or assets that Consultant may obtain from Sontra during or after the Consulting Period, or may create prior to the end of the Consulting Period or otherwise relating to the business of Sontra or of any customer or supplier of Sontra shall not be published, disclosed, or made accessible by him to any other person, firm, or corporation either during or after the Consulting Period or used by him, either directly or indirectly, except during the Consulting Period in the business and for the benefit of Sontra, in each case without prior written permission of Sontra. Consultant shall return or destroy all physical evidence of such confidential information, to Sontra prior to or at the termination of his retention as a consultant by Sontra. As used in this Section 8, "confidential information" shall mean any information developed by or on behalf of, or otherwise acquired by, Sontra and regarded by Sontra as confidential, except that information which is generally known and available to the public, Nothing contained herein shall in any way prohibit Consultant from publishing his research pursuant

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to his ongoing obligations to M.I.T. subject (as currently permitted by M.I.T.)
to a reasonable period of delay to permit Sontra to perfect any patent rights relative to such research, such delay not to exceed 90 days.

          (b) Consultant shall use his reasonable efforts to cause all assistants, laboratory personnel, consultants and others who may provide services for or on behalf of any of Sontra's projects, to execute confidentiality agreements.

          (c) The rights of Sontra, and the obligations of the Consultant (including, without limitation, Consultant's services set forth in Section 2) contained in this Agreement, including, without limitation, any interest in Inventions, are subject to and limited by the rights of M.I.T., growing out of such entity's relationship (direct or indirect) with Consultant. In particular with respect to paragraph 6(a), Consultant shall be free to perform services to the extent M.I.T. reasonably deems it necessary to the exploitation of whatever rights they may have in Inventions.

          9.     Termination

          Notwithstanding anything herein contained, if on or after the Effective Date and prior to the end of the Consulting Period:

          (a) either (i) Consultant shall be physically or mentally incapacitated or disabled or otherwise unable fully to discharge his duties hereunder for a period of six months, (ii) Sontra shall in its discretion, have found "justifiable cause", or (iii) either party to this Agreement shall breach any material term of this Agreement and fail to correct such breach within 20 days after notice by the other party of commission of the same, then, and in each such case, either party shall have the right to give notice of a date (not earlier than 20 days from such notice) to be specified in such notice, and this Agreement shall terminate on the date so specified. For purposes of this

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subparagraph, "justifiable cause" shall mean the willful breach or habitual neglect of his duties hereunder.

          (b) Consultant shall die, then this Agreement shall terminate on the date of Consultant's death.

          (c) Sontra shall dissolve and not be reconstituted within six months thereafter, then this Agreement shall terminate effective on the date of dissolution.

          (d) M.I.T. or any other educational or health-care institution with which Consultant is currently affiliated shall adopt conflict-of-interest or other policies that shall be inconsistent in any material respect with the terms and provisions of this Agreement, and Consultant and Sontra shall fail to amend this Agreement so as to remove such conflict within 60 days following written notification by Consultant to Sontra of the existence of such conflict (each party hereby agreeing to negotiate in good faith during such 60-day period), then this Agreement shall terminate.

          (e) After the fourth anniversary of the Effective Date, either party may terminate this Agreement upon ninety (90) days written notice to the other party

          10.    Survival

          The covenants, agreements, representations, and warranties contained in or made pursuant to this Agreement shall survive termination of Consultant's services as provided herein.

          11.    Entire Agreement: Modification

          This Agreement sets forth the entire understanding of the parties with respect to the subject matter hereof, supersedes all existing agreements between them concerning such subject matter, and may be modified only by a written instrument duly executed by each party.

          12.    Notices

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Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be mailed, return receipt requested, or delivered against receipt to the party to whom it is to be given at the address of such party set forth in the preamble to this Agreement (or to such other address as the party shall have furnished in writing in accordance with the provisions of this Section 12). Notice to the estate of Consultant shall be sufficient if addressed to Consultant as provided in this Section 12. Any notice or other communication given by certified mail shall be deemed given three days after the time of certification thereof, except for a notice changing a party's address which shall be deemed given at the time of receipt thereof.

          13.    Waiver

          Any waiver by either party of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. Any waiver must be in writing, signed by the party giving such waiver.

          14.    Binding Effect

          Consultant's services, rights and obligations under this Agreement shall not be transferable by assignments or otherwise. The provisions of this Agreement shall be binding upon and inure to the benefit of Consultant and his heirs and personal representatives, and shall be binding upon and inure to the benefit of Sontra and its successors and assigns. The term successors and assigns shall include any company, partnership, association or other entity that buys all or substantially all of Sontra's assets or stock or with which it merges or consolidates.

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          15.    Headings

          The headings in this Agreement are solely for the convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

          16.    Counterparts: Governing Law

          This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. It shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the conflict of laws. Notwithstanding the above, any actions between Consultant and Sontra must be brought either in Massachusetts State Court or the Federal Courts for the District of Massachusetts.

          IN WITNESS WHEREOF, the parties have duly executed this Agreement on June 1, 1998, effective as of the date first above written.


                                               SONTRA MEDICAL, INC.


                                               By: /s/ James R. McNab, Jr.
                                                  ------------------------------
                                                    James R. McNab, Jr.


                                               ROBERT S. LANGER

                                                /s/ Robert S. Langer
                                               ---------------------------------

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                                                                      APPENDIX A
                                                                       (Langer)

                 None.

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